Exhibit 99.1

                                 BARNES & NOBLE
                                  BOOKSELLERS

FOR IMMEDIATE RELEASE


           Media Contact:                      Investor Contact:
           Mary Ellen Keating                  Joseph J. Lombardi
           Senior Vice President               Chief Financial Officer
           Corporate Communications            Barnes & Noble, Inc.
           Barnes & Noble, Inc.                (212) 633-3215
           (212) 633-3323


              Barnes & Noble Enters Into New $850 Million Five-Year
                            Revolving Credit Facility

New York, NY (June 20, 2005)--Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today announced it has entered into an $850 million, five-year revolving credit facility. The new facility replaces the company's existing $400 million revolving credit facility, which was scheduled to expire in May 2006. In addition, the company pre-paid in full and cancelled its $245 million term loan, which had been scheduled to mature in August 2009. Proceeds from the new credit facility will be used for general corporate purposes, including seasonal working capital needs. The new credit facility, which is unsecured, contains terms that are substantially more favorable to the company, including lower interest rates and fees, and more flexible covenants.

As a result, the company will record a second quarter non-cash after-tax charge of $1.1 million, or approximately $0.02 per share, to write off unamortized deferred financing fees. For the full year 2005, the refinancing should be neutral to slightly accretive to earnings.

Banc of America Securities and JP Morgan co-led and arranged the $850 million credit facility, which includes a syndicate of 18 banks.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller and a Fortune 500 company, operates 821 bookstores in 50 states. For the third year in a row, the company is the nation's top retail brand for quality, according to the EquiTrend(R) Brand Study by

Barnes & Noble, Inc.                                                      Page 2
June 20, 2005

Harris Interactive(R). Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites and the number-one brand among e-commerce companies, according to the latest EquiTrend survey. In addition to its retail operations, Barnes & Noble is one of the largest book publishers in the world. Its subsidiary, Sterling Publishing, publishes over 1,100 new titles a year and has an active list of over 5,000 titles. General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com.

SAFE HARBOR

This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, the successful and timely completion and integration of the company's new New Jersey distribution center, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

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